Exhibit (a)(5)



                    OFFER BY CONSUMERS FINANCIAL CORPORATION
                   TO PURCHASE FOR CASH ALL OUTSTANDING SHARES
                     OF ITS 8 1/2% PREFERRED STOCK, SERIES A
                             AT $4.40 NET PER SHARE

================================================================================
 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN DAYLIGHT
         TIME, ON FRIDAY, AUGUST 16, 2002, UNLESS THE OFFER IS EXTENDED.
================================================================================


To  Our  Clients:

     Enclosed for your consideration are an Offer to Purchase, dated July 19, 2002 (the "Offer to Purchase"), and a related Letter of Transmittal in connection with the offer by Consumers Financial Corporation, a Pennsylvania corporation (the "Company"), to purchase for cash all outstanding shares of its 8 1/2% Preferred Stock, Series A (the "Shares") at a price of $4.40 per Share, net to the seller in cash, plus accrued dividends on such Shares, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with the Offer to Purchase, constitute the "Offer").

     We are (or our nominee is) the holder of record of Shares held by us for your account. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US OR OUR NOMINEE AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

Your  attention  is  directed  to  the  following:

     1. The tender price is $4.40 per Share, net to the seller in cash, plus accrued dividends.

     2.     The  Offer  is  being  made  for  all  outstanding  Shares.

     3. The Board of Directors of the Company (the "Board") has determined that the Offer is fair to the preferred stockholders of the Company. However, the Board does not make any recommendation to stockholders as to whether to tender or refrain from tendering their Shares.

     4. The Offer and withdrawal rights will expire at 12:00 Midnight, Eastern Daylight Time, on August 16, 2002, unless the Offer is extended.

     5. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by the Company pursuant to the Offer. However, federal income tax backup


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withholding at a rate of 30% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See instruction 9 of the Letter of Transmittal.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

                 ______________________________________________

     THE OFFER IS MADE SOLELY BY THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL AND IS BEING MADE TO ALL HOLDERS OF THE SHARES. THE COMPANY IS NOT AWARE OF ANY STATE WHERE THE MAKING OF THE OFFER IS PROHIBITED BY ADMINISTRATIVE OR JUDICIAL ACTION PURSUANT TO ANY VALID STATE STATUTE. IF THE COMPANY BECOMES AWARE OF ANY VALID STATE STATUTE PROHIBITING THE MAKING OF THE OFFER OR THE ACCEPTANCE OF SHARES PURSUANT THERETO, THE COMPANY WILL MAKE A GOOD FAITH EFFORT TO COMPLY. IF AFTER SUCH GOOD FAITH EFFORT, THE COMPANY CANNOT COMPLY WITH SUCH STATE STATUTE, THE OFFER WILL NOT BE MADE TO (NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF) THE HOLDERS OF SHARES IN SUCH STATE.

     IN ANY JURISDICTION WHERE THE SECURITIES, BLUE SKY OR OTHER LAWS REQUIRE THE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER SHALL BE DEEMED TO BE MADE ON BEHALF OF THE COMPANY BY ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

                 _______________________________________________


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                                  INSTRUCTIONS
                 WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
        ANY AND ALL OUTSTANDING SHARES OF 8 1/2% PREFERRED STOCK, SERIES A
                       OF CONSUMERS FINANCIAL CORPORATION



     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated July 19, 2002, and the related Letter of Transmittal (which together with the Offer to Purchase, constitute the "Offer") in connection with the offer by Consumers Financial Corporation, a Pennsylvania corporation (the "Company"), to purchase all outstanding shares of its 8 1/2% Preferred Stock, Series A (the "Shares") at a price of $4.40 per Share, net to the seller in cash, plus accrued dividends on such Shares, upon the terms and subject to the conditions set forth in the Offer.

     This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Date: . . . . . . ,  2002


Number of Shares to be Tendered *: . . . . . . .


NAME(S):                              SIGN HERE:

.. . . . . . . . . . . . . . . .       Signature(s): . . . . . . . . . . . . . .
  (Please Type or Print)

.. . . . . . . . . . . . . . . .       Signature(s): . . . . . . . . . . . . . .
  (Please Type or Print)

ADDRESS:                              AREA CODE AND TELEPHONE NUMBER:

.. . . . . . . . . . . . . . . .       . . . . . . . . . . . . . . . . . . . . .

.. . . . . . . . . . . . . . . .

.. . . . . . . . . . . . . . . .


.. . . . . . . . . . . . . . . .
(TAX PAYER IDENTIFICATION NUMBER
  OR SOCIAL SECURITY NUMBER)


* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.


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